                                                                    EXHIBIT 3.38

                                     BYLAWS

                                       OF

                       MILACRON INDUSTRIAL PRODUCTS, INC.

                                    ARTICLE I

                                  STOCKHOLDERS

      SECTION 1. ANNUAL MEETINGS AND SPECIAL MEETINGS. The annual meeting of the stockholders of the corporation shall be held on a day duly designated by the Board of Directors in April of each year, if not a legal holiday, and if a legal holiday then the next succeeding day not a legal holiday, for the purpose of electing directors to succeed those whose terms shall have expired as of the date of such annual meeting, and for the transaction of such other corporate business as may come before the meeting.

      Special meetings of the stockholders may be called at any time for any purpose or purposes by the Chairman of the Board, the President, by a Vice-President, or by a majority of the Board of Directors, and shall be called forthwith by the Chairman of the Board, the President, by a Vice-President, the Secretary, or any director of the Corporation upon the request in writing of the holders of a majority of all the shares outstanding and entitled to vote on the business to be transacted at such meeting. Such request shall state the purpose or purposes of the meeting. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of the meeting.

      SECTION 2. PLACE OF HOLDING MEETINGS. All meetings of stockholders shall be held at the principal office of the Corporation or elsewhere in the United States as designated by the Board of Directors.

      SECTION 3. NOTICE OF MEETINGS. Written notice of each meeting of the stockholders shall be mailed, postage prepaid by the Secretary, to each stockholder of record entitled to vote threat at his post office address, as it appears upon the books of the Corporation, at least ten (10) days before the meeting. Each such notice shall state the place, day, and hour at which the meeting is to be held and, in the case of any special meeting, shall state briefly the purpose or purposes thereof.

      SECTION 4. QUORUM. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the stockholders present or represented, without any notice other than by announcement at the meeting, until a quorum shall attend. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted if the meeting had been held as originally called.

      SECTION 5. CONDUCT OF MEETINGS. Meetings of stockholders shall be presided over by the President of the Corporation or, if he is not present, by a Vice-President, or, if none of said officers is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, or if he is not present, any Assistant Secretary shall act as secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as Secretary of the meeting.

      SECTION 6. VOTING. At all meetings of stockholders, every stockholder entitled to vote thereat shall have one (1) vote for each share of stock standing in his name on the books of the Corporation on the date for the determination of stockholders entitled to vote at such meeting. Such vote may be either in person or by proxy appointed by an instrument in writing subscribed by such stockholder or his duly authorized attorney, bearing a date not more than three (3) months prior to said meeting, unless said instrument provides for a longer period. Such proxy shall be dated, but need not be sealed, witnessed or acknowledged. All elections shall be had and all questions shall be decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by law, in the Articles of Incorporation or by these Bylaws.

      If the chairman of the meeting shall so determine, a vote by ballot may be taken upon any election or matter, and the vote shall be so taken upon the request of the holders of ten percent (10%) of the stock entitled to vote on such election or matter. In either of such events, the proxies and ballots shall be received and be taken in charge and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by the teller. Such tellers shall be appointed by the chairman of said meeting.

                                   ARTICLE II

                               BOARD OF DIRECTORS

      SECTION 1. GENERAL POWERS. The property and business of the Corporation shall be managed under the direction of the Board of Directors of the Corporation.

      SECTION 2. NUMBER AND TERM OF OFFICE. The number of directors shall be one
(1) or such other number, as may be designated from time to time by resolution of a majority of the entire Board of Directors. Directors need not be stockholders. The directors shall be elected each year at the annual meeting of stockholders. The directors shall be elected each year at the annual meeting of stockholders, except as hereinafter provided, and each director shall serve until his successor shall be elected and shall qualify.

      SECTION 3. FILLING OF VACANCIES. In the case of any vacancy in the Board of Directors through death, resignation, disqualification, removal, or other cause, the remaining directors, by affirmative vote of the majority thereof, may elect a successor or hold office for the unexpired portion of the term of the director whose place shall be vacant, and until the election of his successor, or until he shall be removed, prior thereto, by an affirmative vote of the holders of a majority of the stock.

      Similarly, and in the event of the number of directors being increased as provided in these Bylaws, the additional directors so provided for shall be elected by a majority of the entire Board of Directors already in office, and shall hold office until the next annual meeting of stockholders and thereafter until his or their successors shall be elected.

      Any director may be removed from office with or without cause by the affirmative vote of the holders of the majority of the stock issued and outstanding and entitled to vote at any special meeting of stockholders regularly called for the purpose.

      SECTION 4. PLACE OF MEETING. The Board of Directors may hold their meetings and have one or more offices, and keep the books of the Corporation, either within or outside the State of Michigan, at such place or places as they may from time to time determine by resolution or by written consent of all the directors. The Board of Directors may hold their meetings by conference telephone or other similar electronic communications equipment in accordance with the provisions of the Michigan Business Corporation Act.

      SECTION 5. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the board, provided that notice of every resolution of the Board fixing or changing the time or place for the holding of regular meetings of the Board shall be mailed to each director at least three (3) days before the first meeting held pursuant thereto. The annual meeting of the Board of Directors shall be held immediately following the annual stockholders' meeting at which a Board of Directors is elected. Any business may be transacted at any regular meeting of the Board.

      SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board or the President and must be called by the Chairman of the Board, the President or the Secretary upon written request of a majority of the Board of Directors. The Secretary shall give notice of each special meeting of the Board of Directors, by mailing the same at least three (3) days prior to the meeting or by telegraphing the same at least two (2) days before the meeting, to each director; but such notice may be waived by any director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meetings. At any meeting at which every director shall be present, even though without notice, any business may be transacted and any director may in writing waive notice of the time, place and objectives of any special meeting.

      SECTION 7. QUORUM. A majority of the whole number of directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, but, if at any meeting less than a quorum shall be present, a majority of those present may adjourn the meeting from time to time, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Articles of Incorporation or by these Bylaws.

      SECTION 8. COMPENSATION OF DIRECTORS. Directors shall not receive any stated salary for their services. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

      SECTION 9. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designated one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such names as may be determined from time to time by resolution adopted by the Board of Directors.

                                   ARTICLE III

                                    OFFICERS

      SECTION 1. ELECTION, TENURE, AND COMPENSATION. The officers of the Corporation shall be a President, a Secretary, and a Treasurer, and also such other officers including a Chairman of the Board and/or one or more Vice-Presidents and/or one or more assistants to the foregoing officers as the Board of Directors from time to time may consider necessary for the proper conduct of the business of the Corporation. The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders. The President and Chairman of the Board shall be a director and the other officers may, but need not be, directors. Any two or more of the above offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these Bylaws to be executed, acknowledged, or verified by any two or more officers. The compensation or salary paid all officers of the Corporation shall be fixed by resolutions adopted by the Board of Directors.

      In the event that any office other than an office required by law, shall not be filled by the Board of Directors or, once filled, subsequently becomes vacant, then such office and all references thereto in these Bylaws shall be deemed inoperative unless and until such office is filled in accordance with the provisions of these Bylaws.

      Except where otherwise expressly provided in a contract duly authorized by the Board of Directors, all officers and agents of the Corporation shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors, and all officers, agents, and employees, shall hold office at the discretion of the Board of Directors or of the officers appointing them.

      SECTION 2. POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors unless the Board of Directors shall by a majority vote of a quorum thereof elect a chairman other than the Chairman of the Board to preside at meetings of the Board of Directors. He may sign and execute all authorized bonds, contracts, or other obligations in the name of the Corporation; and he shall be ex-officio a member of all standing committees.

      SECTION 3. POWERS AND DUTIES OF THE PRESIDENT. The President shall have general charge and control of all its business affairs and properties. He shall preside at all meetings of the stockholders.

      The President may sign and execute all authorized bonds, contracts, or other obligations in the name of the Corporation. He shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. He shall do and perform such other duties as may, from time to time, be assigned to him by the Board of Directors.

      In the event that the Board of Directors does not take affirmative action to fill the office of Chairman of the Board, the President shall assume and perform all powers and duties given to the Chairman of the Board by these Bylaws.

      SECTION 4. POWERS AND DUTIES OF THE VICE-PRESIDENT. The Board of Directors may appoint a Vice-President and may appoint more than one Vice-President. Any Vice-President (unless otherwise provided by resolution of the Board of Directors) may sign and execute all authorized bonds, contracts, or other obligations in the name of the Corporation. Each Vice-President shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors or by the President. In case of the absence or disability of the President, the duties of that office shall be performed by any Vice-President, and the taking of any action by any such Vice-President in place of the President shall be conclusive evidence of the absence or disability of the President.

      SECTION 5. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the President, or by the directors or stockholders upon whose written request the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the stockholders and of the directors in books provided for that purpose, and he shall perform such other duties as may be assigned to him by the directors or the President. He shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and attest the same. In general, the Secretary shall perform all the duties generally incident to the office of Secretary, subject to the control of the Board of Directors and the President.

      SECTION 6. TREASURER. The Treasurer shall have custody of all the funds and securities of the Corporation, and he shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors.

      The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall render to the President and the Board of Directors, whenever either of them so requests, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

      The Treasurer shall perform all the duties generally incident to the office of the Treasurer, subject to the control of the Board of Directors and the President.

      SECTION 7. ASSISTANT SECRETARY. The Board of Directors may appoint an Assistant Secretary or more than one Assistant Secretary. Each Assistant Secretary shall (except as otherwise provided by resolution of the Board of Directors) have power to perform all duties of the Secretary in the absence or disability of the Secretary and shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors or the President. In case of the absence or disability of the Secretary, the duties of the office shall be performed by any Assistant Secretary, and the taking of any action by any such Assistant Secretary in place of the Secretary shall be conclusive evidence of the absence or disability of the Secretary.

      SECTION 8. ASSISTANT TREASURER. The Board of Directors may appoint an Assistant Treasurer or more than on Assistant Treasurer. Each Assistant Treasurer shall (except as otherwise provided by resolution of the Board of Directors) have power to perform all duties of the Treasurer in the absence or disability of the Treasurer and shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors or the President. In case of the absence or disability of the Treasurer, the duties of the office shall be performed by any Assistant Treasurer, and the taking of any action by any such Assistant Treasurer in place of the Treasurer shall be conclusive evidence of the absence or disability of the Treasurer.

                                   ARTICLE IV

                                  CAPITAL STOCK

      SECTION 1. ISSUANCE OF CERTIFICATES OF STOCK. The certificates for shares of the stock of the Corporation shall be of such form not inconsistent with the Articles of Incorporation, or its amendments, as shall be approved by the board of Directors. All certificates shall be signed by the President or by the Vice-President and counter-signed by the Secretary or by an Assistant Secretary. All certificates for each class of stock shall be consecutively numbered. The name of the person owning the shares issued and the address of the holder, shall be entered in the Corporation's books. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates representing the same number of shares shall be issued until the former certificate or certificates for the same number of shares shall have been so surrendered, and canceled, unless a certificate of stock be lost or destroyed, in which event another may be issued in its stead upon proof of such loss or destruction and unless waived by the President, the giving of a satisfactory bond of indemnity not exceeding an amount double the value of the stock. Both such proof and such bond shall be in a form approved by the general counsel of the Corporation and by the Transfer Agent of the Corporation and by the Registrar of the stock.

      SECTION 2. TRANSFER OF SHARES. Shares of the capital stock of the Corporation shall be transferred on the books of the Corporation only by the holder thereof in person or by his attorney upon surrender and cancellation of certificates for a like number of shares as hereinbefore provided.

      SECTION 3. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the Laws of Michigan.

      SECTION 4. CLOSING TRANSFER BOOKS. The Board of Directors may fix the time, not exceeding ten (10) days preceding the date of any meeting of stockholders or any dividend payment date or any date for the allotment of rights, during which time the books of the Corporation shall be closed against transfers of stock, or, in lieu thereof, the directors may fix a date not exceeding ten (10) days preceding the date of any meeting of stockholders or any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting or to receive such dividends or rights as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights as the case may be.

                                    ARTICLE V

                                CORPORATION SEAL

      SECTION 1. SEAL. In the event that the President shall direct the Secretary to obtain a corporate seal, the corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization and the word "Michigan." Duplicate copies of the corporate seal may be provided for use in the different offices of the Corporation but each copy thereof shall be in the custody of the Secretary of the Corporation or of an Assistant Secretary of the Corporation nominated by the Secretary.

                                   ARTICLE VI

                             BANK ACCOUNTS AND LOANS

      SECTION 1. BANK ACCOUNTS. Such officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to deposit any funds of the Corporation in such banks or trust companies as shall from time to time be designated by the Board of Directors and such officers or agents as from time to time shall be authorized by the Board of Directors may withdraw any or all of the funds of the Corporation so deposited in any bank or trust company, upon checks, drafts or other instruments or orders for the payment of money, drawn against the account or in the name or behalf of this Corporation, and made or signed by such officers or agents; and each bank or trust company with which funds of the Corporation are so deposited is authorized to accept, honor, cash and pay, without limit as to amount, all checks, drafts or other instruments or orders for the payment of money, when drawn, made or signed by officers or agents so designated by the Board of Directors until written notice of the revocation of the authority of such officers or agents by the Board of Directors shall have been received by such bank or trust company. There shall from time to time be certified to the banks or trust companies in which funds of the Corporation are deposited, the signature of the officers or agents of the Corporation so authorized to draw against the same. In the event that the Board of Directors shall fail to designate the persons by whom checks, drafts, and other instruments or orders for the payment of money shall be signed, as hereinabove provided in this Section, all of such checks, drafts, and other instruments or orders for the payment of money shall be signed by the President or a Vice-President and countersigned by the Secretary or Treasurer or any Assistant Secretary or an Assistant Treasurer of the Corporation.

      SECTION 2. LOANS. Such officers or agents of this Corporation as from time to time shall be designated by the Board of Directors shall have authority to effect loans, advances, or other forms of credit at any time or times for the Corporation from such banks, trust companies, institutions, corporations, firms, or persons as the Board of Directors shall from time to time designate, and as security for the repayment of such loans, advances, or other forms of credit to assign, transfer, endorse, and deliver, either originally or in addition or substitution, any or all stocks, bonds, rights and interests of any kind in or to stocks or bonds, certificates of such rights or interests, deposits, accounts, documents covering merchandise, bills and accounts receivable and other commercial paper and evidences of debt at any time held by the Corporation; and for such loans, advances, or other forms of credit to make, execute, and deliver one or more notes, acceptances, or written obligations of the Corporation on such terms, and with such provisions as to the security or sale or disposition thereof as such officers or agents shall deemed proper; and also to sell to, or discount or rediscount with, such banks, trust companies, institutions, corporations, firms, or persons any and all commercial paper, bills receivable, acceptances, and other instruments and evidences of debt at any time held by the Corporation, and to that end to endorse, transfer, and deliver the same. There shall from time to time be certified to each bank, trust company, institution, corporation, firm, or person so designated the signatures of the officers or agents so authorized; and each such bank, trust company, institution, corporation, firm, or person is authorized to rely upon such certification until written notice of the revocation by the Board of Directors of the authority of such officers or agents shall be delivered to such bank, trust company, institution, corporation, firm, or person.

                                   ARTICLE VII

                                 REIMBURSEMENTS

      SECTION 1. REIMBURSEMENTS. Any payments made to an officer or other employee of the Corporation, such as salary, commission, interest or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or other employee of the Corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or other employee, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

      SECTION 1. FISCAL YEAR. The Corporation shall utilize a calendar year.

      SECTION 2. NOTICES. Whenever, under the provisions of these Bylaws, notice is required to be given to any director, officer, or stockholder, it shall not be construed to mean personal notice, but such notice shall be given in writing, by mail, by depositing the same in a post office or letter box, in a postpaid sealed wrapper, addressed to each stockholder, officer, or director at such address as appears on the books of the Corporation, or in default of any other address, to such director, officer, or stockholder, at the general post office in the City of Livonia, Michigan and such notice shall be deemed to be given at the time the same shall be thus mailed. Any stockholder, director, or officer may waive any notice required to be given under these Bylaws.

                                   ARTICLE IX

                                   AMENDMENTS

      SECTION 1. AMENDMENT OF BYLAWS. The Board of Directors shall have the power and authority to amend, alter or repeal these Bylaws or any provision thereof, and may from time to time make additional Bylaws.

                                    ARTICLE X

                                 INDEMNIFICATION

      SECTION 1. NONDERIVATIVE ACTIONS. Subject to all of the other provisions of Article X, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, formal or informal (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorney fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      SECTION 2. DERIVATIVE ACTIONS. Subject to all of the provisions of Article X, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorney fees), and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. However, indemnification shall not be made for any claim, issue, or matter in which the person has been found liable to the Corporation unless and only to the extent that the court in which the action or suit was brought has determined on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification for the reasonable expenses incurred.

      SECTION 3. EXPENSES OF SUCCESSFUL DEFENSE. To the extent that a person has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in sections 10.01 or 10.02 of these bylaws, or in defense of any claim, issue, or matter in the action, suit, or proceeding, the person shall be indemnified against actual and reasonable expenses (including attorney fees) incurred by the person in connection with the action, suit, or proceeding and any action, suit, or proceeding brought to enforce the mandatory indemnification provided by section 10.03.

      SECTION 4. DEFINITION. For the purposes of section 10.01 and 10.02, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of a Corporation" shall include any service as a director, officer, employee, or agent of the Corporation that imposes duties on, or involves services by, the director or officer and respect to an employee benefit plan, its participants, or its beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interest of the Corporation or its shareholders' as referred to in sections 10.01 and 10.02.

      SECTION 5. CONTRACT RIGHT; LIMITATION ON INDEMNITY. The right to indemnification conferred in Article X shall be a contract right, and shall apply to services of a director or officer as an employee or agent of the Corporation as well as in the person's capacity as a director or officer. Except as provided in section 10.03 of these bylaws, the Corporation shall have no obligations under Article X to indemnify any person in connection with any proceeding, or part thereof, initiated by the person without authorization by the board of directors.

      SECTION 6. DETERMINATION THAT INDEMNIFICATION IS PROPER. Any indemnification under sections 10.01 or 10.02 of these bylaws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case (a) when it is determined that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in sections 10.01 or 10.02, whichever is applicable, and (b) on an evaluation of the reasonableness of expenses and amounts paid in settlement. The determination and evaluation shall be made in any of the following ways:

      1. By a majority vote of quorum of the board consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

      2. If the quorum described in 1. above is not obtainable, then by majority vote of a committee consisting solely of two or more directors, duly designated by the board, who are not at the time parties or threatened to be made parties to the action, suit, or proceeding.

      3. By independent legal counsel in a written opinion, which counsel shall be selected in of the following ways: (a) by the board or its committee in the manner prescribed in 1. or 2. above; or (b) if a quorum of the board cannot be obtained under 1. above and a committee cannot be designated under 2. above, by the board.

      4. By the shareholders. However, shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

      SECTION 7. PROPORTIONATE INDEMNITY. If a person is entitled to indemnification under sections 10.01 or 10.02 of these bylaws for a portion of expenses, including attorney fees, judgments, penalties, fines, and amounts paid in settlement; but not for the total amount, the Corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

      SECTION 8. EXPENSE ADVANCE. The Corporation may pay or reimburse the reasonable expenses incurred by a person referred to in section 10.01 or 10.02 of these bylaws who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following apply: (a) the person furnishes the Corporation in written affirmation of his good faith belief that he has met the applicable standard of conduct set forth in sections 10.01 or 10.02; (b) the person furnishes the Corporation a written undertaking executed personally, or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduction; and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under sections 10.01 or 10.02. The authorization of payment must be made in the manner specified in section 10.06. The undertaking shall be an unlimited general obligation of the person on whose behalf advances are made, but it need not be secured.

      SECTION 9. NON-EXCLUSIVITY OF RIGHTS. The indemnification or advancement of expenses provided under this article is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the Corporation. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

      SECTION 10. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of Article X with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

      SECTION 11. FORMER DIRECTORS AND OFFICERS. The indemnification provided in
Article X continues for a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of the person.

      SECTION 12. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have power to indemnify the person against the liability under these bylaws or the laws of the state of Michigan.

      SECTION 13. CHANGES IN MICHIGAN LAW. If there is any change of the Michigan statutory provisions applicable to the Corporation relating to the subject matter of Article X, then the indemnification to which any person shall be entitled under this article shall be determined by the changed provisions, but only to the extent that the change permits the Corporation to provide broader indemnification rights than the provisions permitted the Corporation to provide before the change. Subject to section 10.14, the board of directors is authorized to amend these bylaws to conform to any such changed statutory provisions.

      SECTION 14. AMENDMENT OR REPEAL OF ARTICLE X. No amendment or repeal of
Article X shall apply to or have any effect on any director or officer of the Corporation for or with respect to any acts or omissions of the director or officer occurring before the amendment or repeal.

      I, Hugh C. O'Donnell, Secretary of Milacron Industrial Products, Inc., a Michigan Corporation, do hereby certify that the foregoing bylaws are a true and complete copy of the bylaws of this Corporation as adopted as the bylaws of this Corporation.

      IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of this Corporation, this 14th day of January, 1999.

                                                /s/ Hugh C. O'Donnell
                                                --------------------------------
                                                Hugh C. O'Donnell, Secretary